PREMIER ALLIANCE GROUP, INC.

UNAUDITED PRO-FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Combined Condensed Financial Statements                     F-2

Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2011                       F-3

Unaudited Pro Forma Combined Condensed Statement of Operations for the Year
Ended December 31, 2011                                                                                                                              F-5

Unaudited Pro Forma Combined Condensed Statement of Operations for the Year
Ended December 31, 2010                                                                                                                               F-6

Notes to Unaudited Pro Forma Combined Condensed Financial Statements                                   F-8

PREMIER ALLIANCE GROUP, INC.
INTRODUCTION TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS AS OF DECEMBER 31 2011, AND THE YEARS ENDED DECEMBER 31, 2011 AND 2010

The following unaudited pro forma combined condensed balance sheet, pro forma combined condensed statements of operations and the explanatory notes give effect to the acquisition of Intronic Solutions Group, LLC (Intronics) and the acquisition of Q5Group, Inc.(Q5) in 2010 by Premier Alliance Group, Inc. (Premier or the Company), and the acquisition of Life Protection, Inc.(LPI)  in 2010 by Greenhouse Holdings, Inc. (GHH) for the year ended December 31, 2010 and the acquisition by Premier of GHH.

The pro forma combined condensed balance sheet, pro forma combined condensed statements of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. These pro forma combined condensed balance sheet and pro forma combined condensed statements of operations have been prepared utilizing the historical financial statements of Premier, Intronics, Q5 Group, Inc., GHH, and LPI filed previously with the Securities and Exchange Commission.

The pro forma combined condensed statements of operations for the years ended December 31, 2011 and 2010 have been prepared as if the acquisitions during 2010 by Premier and GHH had been consummated on January 1, 2010, as well as the acquisition by Premier of GHH.  The pro forma combined condensed balance sheet has been prepared as if the acquisition of GHH by Premier was consummated on December 31, 2011.

These pro forma combined condensed financial statements are provided for illustrative purposes only, and do not purport to be indicative of the actual financial position or results of operations had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations.  The unaudited pro forma combined condensed financial statements do not reflect any operating efficiencies and/or cost savings that the combined entity may achieve with respect to the combined companies.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AS OF
DECEMBER 31, 2011 (UNAUDITED)
		Historical
	Historical	Greenhouse
	Premier	Holdings, Inc.
	Alliance	and	Pro Forma		Pro Forma
	Group, Inc.	Subsidiaries	Adjustments	Notes	Combined
ASSETS

CURRENT ASSETS:
Cash	$3,051,407	$6,959			$3,058,366
Accounts receivable	2,184,873	640,638			2,825,511
Costs and estimated earnings in excess of billings	-	111,960			111,960
Marketable securities	30,854	-			30,854
Convertible note receivable	834,814	-	(834,814)	(c)	-
Deferred tax asset	337,000	-	458,000	(b)	795,000
Income tax receivable	113,102	-			113,102
Deferred issuance costs	196,032		(196,032)	(b)	196,032
Prepaid expenses and other current assets	95,143	57,337			152,480

Total current assets	6,843,225	816,894	(572,846)		7,087,273

PROPERTY AND EQUIPMENT - at cost less
accumulated depreciation	79,768	428,243	-		508,011

OTHER ASSETS:
Goodwill	2,317,778	996,535	6,419,983	(b)	9,734,295
Intangible assets - net	274,179	499,684	-	(b)	773,863
Investment in equity-method investee	54,842	-	-		54,842
Investment in cost-method investee	100,000	-	-		100,000
Deferred tax asset	407,000	-	-		407,000
Cash surrender value of officers’ life insurance	352,035	-	-		352,035
Deposits and other assets	14,854	9,127	-		23,981

Total other assets	3,520,688	1,505,346	6,419,989		11,446,016
TOTAL ASSETS	$10,443,681	$2,750,483	$5,847,137		$19,041,301

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Note payable to bank	$743,000	$-	$-		$743,000
Current portion of notes payable	-	68,125	(23,109)	(c)	45,016
Current portion of long-term debt	52,337	-	-		52,337
Accounts payable	742,046	1,347,571	(470,672)	(c)	1,618,945
Accrued expenses	924,499	122,340			1,046,839
Note payable to Premier Alliance	-	834,814	(834,814)	(c)	-
Advances from shareholders	-	56,770	(46,770)	(c)	10,000
Current portion of notes payable, related parties, net of discounts	-	1,772,129	(1,772,129)	(c)	-
Billings in excess of costs and estimated earnings	-	361,216	-		361,216

Total current liabilities	2,461,882	4,562,965	(3,147,494)		3,877,353

NONCURRENT LIABILITIES:
Long term debt – net of current portion	10,281	140,074			150,355
Derivative liability	552,919	-			552,919
Notes payable, net of current portion, related parties	-	377,440	(377,440)	(c)	-
Deferred tax liability	29,000	-			29,000

Total noncurrent liabilities	592,200	517,514	(377,440)		732,274

COMMITMENTS AND CONTINGENCIES	-	-	-		-

STOCKHOLDERS' EQUITY	7,389,599	(2,329,996)	9,372,071	(d)	14,431,674

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,443,681	$2,750,483	$5,847,137		$19,041,301

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011 (UNAUDITED)

		Historical
	Historical	Greenhouse
	Premier	Holdings, Inc.
	Alliance	and	Pro Forma		Pro Forma
	Group, Inc.	Subsidiaries	Adjustments	Notes	Combined

Revenues	$17,946,089	$3,437,151			$21,383,240

Cost of sales	13,257,891	2,255,465			15,513,356

Gross profit	4,688,198	1,181,686			5,869,884

Operating expenses	6,008,199	6,202,128			12,210,327

Operating loss	(1,320,001)	(5,020,442)			(6,340,443)

Other income (expense):
Interest expense	(268,052)	(1,194,339)	926,911	(e)	(515,480)
Goodwill impairment	(576,297)	(1,444,367)			(2,020,664)
Intangibles impairment	(139,059)	(2,275,850)			(2,414,909)
Other income (expense), net	1,662,261	745,937	0		2,408,198
Total Other Income (Expense)	678,853	(4,168,619)	926,911		(2,542,855)

Loss before income taxes	(641,148)	(9,189,061)	926,911		(8,903,298)

Income tax benefit	685,976	348,000	0		1,033,976

Net income (loss)	44,828	(8,841,061)	926,911		(8,804,603)

Preferred stock dividends	(44,429)	-			(44,429)

Deemed dividend on preferred stock	(1,913,592)	-			(1,193,592)

Net loss available for common shareholders	$(1,913,193)	$(8,841,061)	926,911		$(9,827,343)

Net loss income per share;
Basic and diluted	$(0.24)				$(0.65)

Weighted average number of shares, basic and diluted:
Basic and diluted	8,057,471				15,172,241

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 (UNAUDITED)

				Historical
	Historical	Historical	Historical	12 mo. Ended	Historical
	12 mo. Ended	4 mo. Ended	8 mo. Ended	12/31/2010	8 mo. Ended
	12/31/2010	4/30/2010	8/31/2010	Greenhouse	9/8/2010
	Premier	Intronic	Q5	Holdings, Inc.	Life
	Alliance	Solutions	Group,	and	Protection,	Pro Forma		Pro Forma
	Group, Inc.	Group, LLC	Inc.	Subsidiaries	Inc.	Adjustments	Notes	Combined

Revenues	$17,116,865	$1,876,230	$1,646,102	$6,731,986	$3,021,695			$30,392,878

Cost of sales	12,975,197	1,309,623	1,243,482	4,165,958	2,155,600			21,849,860

Gross profit	4,141,668	566,607	402,620	2,566,028	866,095			8,543,018

Operating expenses	3,895,712	423,390	657,461	6,616,067	264,553	264,296	(f)	12,121,479

Other income (expense)	(19,268)	(28,405)	(13,590)	(594,835)	(17,832)	307,903	(e)	(366,027)

Income (loss) before income taxes	226,688	114,812	(268,431)	(4,644,874)	583,710	43,607		(3,944,488)

Income tax (expense) benefit	(77,779)	-	54,610	800	-	37,623	(g)	15,254

Income (loss) before noncontrolling interest	148,909	114,812	(213,821)	(4,645,674)	583,710	82,830		(3,929, 234)

Income attributable to noncontrolling interest	-	-	-	708	(415,192)	-		(414,484)

Net income (loss)	148,909	114,812	(213,821)	(4,644,966)	168,518	82,830		(4,343,718)

Deemed dividend on preferred stock	(273,663)	-	-	-	-	-		(273,663)

Net income (loss) available for common shareholders	$(124,754)	$114,812	$(213,821)	$(4,644,966)	$168,518	$82,830		$(4,617,381)

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 (UNAUDITED)

Net loss per share;
Basic and diluted	$(0.02)	$(0.31)

Weighted average number of shares, basic and diluted:
Basic and diluted	7,201,699	14,914,954

PREMIER ALLIANCE GROUP, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2011, AND THE YEARS ENDED DECEMBER 31, 2011 AND 2010

1.	Basis of Pro Forma Presentation

These unaudited pro forma combined condensed financial statements have been compiled from and include:

(a)	An audited condensed balance sheet of Premier as of December 31, 2011.

(b)	An audited condensed consolidated balance sheet of GHH as of December 31, 2011.

(c)	An audited condensed statement of operations of Premier for the year ended December 31, 2011.

(d)	An audited condensed statement of operations of Premier for the year ended December 31, 2010.

(e)	An unaudited condensed statement of operations of Intronics from January 1, 2010 through April 30, 2010 (up to the date of acquisition by Premier).

(f)	An unaudited condensed statement of operations of Q5 from January 1, 2010 through August 31, 2010 (up to the date of acquisition by Premier).

(g)	An audited condensed consolidated statement of operations of GHH for the year ended December 31, 2011.

(h)	An audited condensed consolidated statement of operations of GHH for the year ended December 31, 2010.

(i)	An unaudited condensed consolidated statement of operations of LPI from January 1, 2010 through September 8, 2010 (up to the date of acquisition by GHH).

The unaudited pro forma combined condensed financial statements are based on preliminary valuations of assets and liabilities acquired and consideration paid in the acquisition of GHH. The assets acquired and liabilities assumed were recorded at preliminary estimates of fair values determined by management, based on information currently available and on current assumptions as to future operations, and are subject to change upon the completion of acquisition accounting, including the finalization of asset valuations. These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma combined condensed financial statements, including fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if the Company had operated GHH (or for the period December 31, 2010, GHH, Intronics, Q5 and LPI), if the acquisition had occurred as of the date or during the period presented, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined condensed financial statements do not reflect any operating efficiencies, adjustments for non-recurring expenses recorded by both Premier and GHH (see note 5) and/or cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical audited financial statements and notes to financial statements of Premier contained in its respective 2011 and 2010 Annual Report on Form 10-K and for GHH on its Annual Report on form 10-K for the year ended December 31, 2010 and for the year ended December 31, 2011 for GHH, in the Exhibits filed elsewhere included in this Form 8-K/A.

2.	Preliminary Purchase Price Allocation and Pro forma Adjustments

The adjustments included in the unaudited pro forma combined condensed financial statements are those that are considered to be directly attributable to the acquisitions of Intronics and Q5 by Premier, and of LPI by GHH for the year ended December 31, 2010, and of GHH by Premier and the issuance of common stock under the terms of the Agreement and Plan of Merger and that provide information as to how the combined condensed historical financial statements may have been affected had those events occurred as of December 31, 2011, and at the beginning of the year January 1, 2010, for the pro forma statement of operations for the years ended December 31, 2011 and the year ended December 31, 2010, respectively. These adjustments are as follows:

(a)	Issuance of Common Shares to GHH in Exchange for all Outstanding Shares of GHH pursuant to the Agreement and Plan of Merger and Impact on Purchase Price Consideration, as follows:

On March 5, 2012, the Company consummated its Agreement of Plan and Merger (“Merger Agreement”) with GHH.  GHH is a provider of energy efficiency and sustainable facilities services and solutions and audits, designs, engineers and installs products and technologies that enable its clients to reduce their energy costs and carbon footprint. GHH has two business segments, energy efficiency solutions (‘‘EES’’) and sustainable facilities solutions (‘‘SFS’’). GHH is focused on industrial, commercial, government and military markets in the United States and abroad. Substantially all of GHH’s revenue has historically come from its EES business segment to this point, but GHH anticipates that the SFS business segment will be a significant contributor in 2012 and thereafter.

 As a starting point for calculation purposes, common stock of Premier representing approximately 40% of the fully diluted Premier common stock (excluding Premier options and warrants) after issuance of the same was used, subject to contractual adjustments in the Agreement and Plan of Merger, the assumptions thereon and as outlined below, and resulted in a substantial reduction of such 40%. As part of the 40%, 1,331,188 shares, which otherwise would be delivered to the controlling shareholders of GHH, and certain officers and directors, were not delivered following the merger, but were delivered to an escrow agent, to be delivered by the escrow agent at a later date upon the achievement of certain revenue goals and the satisfaction of certain indemnification obligations. If the Escrow Shares are released, GHH stockholders will own 30.2% of the combined company.

The 1,331,188 shares of Premier common stock delivered to the escrow agent aforementioned (the ‘‘Escrow Shares’’) were issued to an escrow agent at the time of the merger and will be delivered, if at all, at a later date, by the escrow agent, when certain revenue targets and indemnification obligations are satisfied. The Escrow Shares will accrue quarterly, on a pro-rata basis, to the extent that GHH revenues, in the four calendar quarter Measuring Period, exceed $12 million (‘‘Revenue Floor’’), up to $30 million (‘‘Revenue Target’’).

In general, the Escrow Shares are those otherwise deliverable to the executive officers, directors and controlling stockholders of GHH, and do not affect any other GHH stockholder. The indemnification obligation of the GHH executive officer and director and controlling stockholders will be limited to the agreed value of the Escrow Shares, except, in the event of fraud, willful malfeasance or gross negligence by GHH, or any officer, director, representative, affiliate or subsidiary thereof.

If such shares are not issued, GHH stockholders will own 26.0% of the combined company. Premier holds GHH convertible debt and deducted the Premier shares allocable to the conversion of such debt from such 40% amount. The following debt existing on the Closing of the Merger: (a) accounts payable 60 days or older; (b) the $500,000 convertible Note, plus accrued interest; (c) advances from Premier to GHH for transaction expenses (the $140,000 convertible Note – amended February 9, 2012 to provide for borrowings up to $200,000, plus accrued interest);and (d) project financing from Premier to GHH (the $300,000 convertible Note, plus accrued interest) were deemed to be the equivalent of that number of shares of GHH common stock derived by dividing the same by 70% of the volume weighted average price of GHH common stock for the 20 days prior to the Closing Date, and the number of shares of Premier common stock into which the same would have been converted on the merger was deducted from the 40% figure discussed above.

The following table illustrates the calculation of the number of Premier shares issued to GHH stockholders in connection with the consummation of the acquisition:

Number of Premier Shares Issued
Premier Shares at 40% of the Fully Diluted Premier Common Stock .	(a)	10,966,121
Less: Premier Deemed Ownership of GHH stock, then Premier stock, based on GHH indebtedness to Premier, GHH accounts payable greater than 60 days and other GHH indebtedness assumed by Premier	(b)	(3,851,639)
Net Shares Issued to GHH Stockholders . . . . .	(c)	7,114,482
GHH Common Stock Outstanding at March 5, 2012 – Date of Closing	(d)	50,983,485
Exchange Ratio [ (c) / (d) ]	(e)	0.13954156

(a) As defined in the Agreement and Plan of Merger, common stock of Premier representing 40% of the fully diluted Premier common stock (excluding Premier options and warrants) after issuance of same.		16,449,181	60%
Starting point for calculation @ 40%		10,966,121	40%

(b) The Agreement of Plan and Merger provided that all indebtedness to Premier (the $500,000 convertible Note, plus accrued interest, the $300,000 project financing convertible Note, plus accrued interest and the $140,000 transaction expenses convertible Note, plus accrued interest – amended February 9, 2012 to allow borrowings up to $200,000), along with GHH accounts payable over 60 days, and other certain GHH indebtedness) outstanding at the date of the merger to be deemed to be the equivalent to that number of GHH common stock derived by dividing the same by 70% of the volume weighted average price (“VWAP”) of GHH common stock for the 20 days prior to the Closing Date. The 20 day VWAP up to the date of Closing was $0.09357852, and 70% was $0.06550496.

(c) Includes 1,331,188 shares, issued to certain GHH affiliates. If such shares are issued, GHH stockholders will own 30.2% of the combined company. If such shares are not issued, GHH stockholders will own 26.0% of the combined company.

(e) This represents the Exchange Ratio or the number of shares of Premier shares each GHH stockholder will receive for each GHH share held immediately prior to Closing.

The acquisition has been accounted for under the purchase method. The purchase price was determined by the total market value of the newly issued shares (7,114,482) on March 5, 2012 totaling $6,403,293 plus the total loans outstanding made by Premier to GHH outstanding at the date of the acquisition totaling $834,814, for total consideration of $7,238,107.  The following table presents the purchase price allocation of the consideration paid, the assets acquired and the liabilities assumed:

Consideration	$7,238,107

Assets acquired:
Current assets	$816,894
Property and equipment, net	428,243
Intangible assets, net	499,684
Deposits and other assets	9,127
Deferred income taxes	458,000
Goodwill	7,416,517
Total assets acquired	9,638,466

Liabilities assumed:
Accounts payable	876,899
Accrued expenses	122,340
Billings in excess of costs and
estimated earnings	361,216
Current notes payable	45,016
Long term debt	140,074
Long term notes payable	26,520
Secured note payable	834,814
Advances from shareholders	10,000
Total liabilities assumed	2,390,359

Net assets acquired	$7,238,107

The assets acquired and liabilities assumed were recorded at preliminary estimates of fair values determined by management, based on information currently available and on current assumptions as to future operations, and are subject to change upon the completion of acquisition accounting, including the finalization of asset valuations.

(b)	Goodwill and other intangibles

Goodwill

We recorded a net pro forma adjustment related to goodwill of $7,416,517 as a result of the purchase price allocation of the acquired assets and liabilities of GHH assuming the transaction occurred on December 31, 2011. This adjustment also includes the removal of the historical GHH goodwill as of December 31, 2011of $996,535, resulting in a net increase in goodwill of $6,419,983.

Deferred Income Taxes

We recorded a deferred income tax asset of $458,000 based on our estimate of our ability to utilize the NOL of GHH subject to Section 382 limitations.

Intangible Assets

We evaluated the intangible assets of GHH and determined that no adjustment to the recorded amounts or estimated useful lives was necessary, as these are representative of the fair values and remaining estimated useful lives at December 31, 2011.

Deferred Stock Issuance Costs

We wrote off the deferred stock issuance costs of $196,032 associated with the issuance of stock to GHH in connection with the acquisition to additional paid-in capital.

(c)	Debt

The Agreement and Plan of Merger, as a condition to Closing, provided that all indebtedness, except trade indebtedness 60 or less past due, was to be satisfied or converted into GHH stock prior to the merger and then subject to the issuance of stock pursuant to the acquisition.  Accordingly, the following indebtedness, converted to equity prior to the date of the acquisition, was removed from the balance sheet as of December 31, 2011; i) current portion of notes payable of $23,109; ii) current portion of notes payable, related parties, net of discounts of $1,772,129; iii) accounts payable greater than sixty days past due per agreement of $470,672; iv) advances from shareholders of $46,770, and, v) noncurrent notes payable, related parties, net of discounts of $377,440. The secured note payable from GHH to Premier is eliminated in consolidation.

(d)	Stockholders’ equity adjustments

We recorded the following adjustments to the equity accounts:

•	To eliminate the existing capital stock - GHH	$	(38,565)
•	To eliminate additional paid in capital - GHH		(13,225,536)
•	To eliminate accumulated deficit - GHH		15,594,097
•	To record write-off of deferred issuance costs		(196,032)
•	Record capital stock issuance to GHH per Merger Agreement, at par		7,115
•	Record additional paid-in-capital from GHH Merger Share issuance		7,230,992
			$9,372,071

(e)  Interest Expense

We eliminated the interest expense (including debt discount) related to the indebtedness removed from the balance sheet as described in note (c) above, amounting to $926,911 in 2011 and $307,903 in 2010.

(f)	Depreciation and amortization

We recorded the following adjustments to amortization:

 For the year ended December 31, 2010, a total of $264,296 was recorded as follows:

•	Additional amortization of intangibles for Intronics in the amount of $1,800, related to customer list, was recorded to reflect the acquisition as if it had occurred on January 1, 2010.
•	Additional amortization of intangibles for Q5 in the amount of $19,418 was recorded for non-compete agreements and customer lists to reflect the acquisition as if it had occurred on January 1, 2010.
•
Additional amortization of intangibles for LPI in the amount of $243,078 was recorded for various intangibles and distribution rights to reflect the acquisition as if it had occurred on January 1, 2010.

 (g)   Income tax expense (benefit)

We recorded the following adjustments for the year ended 2010, totaling a net tax benefit of $37,623 as follows:

•	We recorded additional income tax expense related to Intronics in the amount of $43,629 to give effect to the acquisition as if it had occurred effective January 1, 2010.

•	We recorded an income tax benefit related to Q5 in the amount of $81,252 to give effect to the acquisition as if it had occurred effective January 1, 2010.

4.	Pro Forma Earnings Per Share

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined condensed statements of operations are based on the weighted average number of the Company’s common shares outstanding at December 31, 2011 and December 31, 2010 as adjusted for the following:

	December 31, 2011	December 31, 2010
Premier Weighted Average Shares Outstanding	8,057,471	7,201,699
Additional shares to give effect to Intronics acquisition effective January 1, 2010		265,152
Additional shares to give effect to Q5 Acquisition effective January 1, 2010		333,333
Issuance of shares to GHH	7,114,770	7,114,770
Combined Pro Forma Weighted Average Shares	15,172,241	14,914,954

Common stock equivalents were not considered as there effects were anti-dilutive for all periods presented.

5.	Non-recurring items:

In 2011, GHH recorded non-recurring losses due to intangible impairments of $2,275,850 and goodwill impairment of $1,444,367, off-set by a non-recurring gain on conversion of debt and accounts payable of $657,334, resulting in total net non-recurring loss of $3,062,833. In addition, in 2011 Premier recorded non-recurring impairment losses to intangibles ($139,059) and goodwill ($567,297), resulting in total non-recurring losses of $715,356. Excluding these non-recurring losses totaling $3,778,239, pro forma net loss for 2011 would have been $5,026,414 and pro forma net loss available for common shareholders of $6,049,154, resulting in a pro forma net loss per share of $0.40.